UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2010

Achillion Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33095	52-2113479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 George Street New Haven, CT	06511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 624-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14a-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01	Entry Into a Material Definitive Agreement.

On January 22, 2010, Achillion Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC, Noble Financial Capital Markets and National Securities Corporation, as underwriters (the “Underwriters”), related to a public offering of 10,275,000 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), at a price of $2.08 per share less the underwriting discounts and commissions (the “Offering”). The Offering is expected to close on January 27, 2010, subject to the satisfaction of customary closing conditions. The net proceeds to the Company are expected to be approximately $19.7 million after deducting estimated expenses associated with the Offering. Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 1,541,250 shares of Common Stock to cover over-allotments, if any, at the same price.

The Offering is being made pursuant to a prospectus supplement dated January 22, 2010 and an accompanying prospectus dated October 16, 2009 pursuant to the Company’s existing effective shelf registration statement on Form S-3 (File No. 333-162306), which was filed with the Securities and Exchange Commission (the “Commission”) on October 2, 2009 and declared effective by the Commission on October 16, 2009.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.

The Underwriting Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

A copy of the opinion of Wilmer Cutler Pickering Hale and Dorr LLP relating to the legality of the issuance and sale of the shares in the Offering is attached as Exhibit 5.1 hereto. A copy of the Underwriting Agreement is filed herewith as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the Offering by the Company and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

ITEM 8.01	Other Events.

Reference is made to the description of the Offering in Item 1.01. The Company agreed in the Underwriting Agreement, subject to certain exceptions, not to offer and sell any shares of its common stock or securities convertible into shares of its common stock for a period of sixty (60) days following the Offering without the written consent of the Underwriters.

On January 22, 2010, the Company issued a press release announcing that it had priced the Offering described in Item 1.01 of this Current Report on Form 8-K. The Company’s press release is filed as Exhibit 99.1 to this Report and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated January 22, 2010 by and among Achillion Pharmaceuticals, Inc. and Roth Capital Partners, LLC, Noble Financial Capital Markets and National Securities Corporation as the underwriters

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in the opinion filed as Exhibit 5.1)

99.1	Press Release of Achillion Pharmaceuticals, Inc., dated January 22, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2010

ACHILLION PHARMACEUTICALS, INC.

By:	/s/ MARY KAY FENTON
Mary Kay Fenton
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated January 22, 2010 by and among Achillion Pharmaceuticals, Inc. and Roth Capital Partners, LLC, Noble Financial Capital Markets and National Securities Corporation. as the underwriters

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in the opinion filed as Exhibit 5.1)

99.1	Press Release of Achillion Pharmaceuticals, Inc., dated January 22, 2010